Exhibit 10.1

Execution Version

COLLATERAL TRUST AGREEMENT

dated as of March 22, 2018

among

CSI COMPRESSCO LP, and

CSI COMPRESSCO FINANCE INC.,

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO,

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee under the Closing Date Indenture,

THE OTHER PRIORITY LIEN REPRESENTATIVES
from time to time party hereto,

and

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Trustee

i

	6.2	Appointment of Successor Collateral Trustee	21
	6.3	Succession	21
	6.4	Merger, Conversion or Consolidation of Collateral Trustee	21
SECTION 7.	Miscellaneous Provisions		22
	7.1	Amendment	22
	7.2	Voting	23
	7.3	Successors and Assigns	23
	7.4	Delay and Waiver	24
	7.5	Notices	24
	7.6	Notice Following Discharge of Priority Lien Obligations	24
	7.7	Entire Agreement	24
	7.8	Payment of Expenses and Taxes; Indemnification	24
	7.9	Severability	25
	7.10	Headings	25
	7.11	Obligations Secured	26
	7.12	Governing Law	26
	7.13	Consent to Jurisdiction; Waivers	26
	7.14	Waiver of Jury Trial	26
	7.15	Counterparts	26
	7.16	Effectiveness	26
	7.17	Additional Grantors	26
	7.18	Continuing Nature of this Agreement	27
	7.19	Insolvency	27
	7.20	Rights and Immunities of Priority Lien Representatives	27

EXHIBIT

Exhibit A — Form of Additional Secured Debt Designation

Exhibit B — Form of Collateral Trust Joinder — Additional Debt

Exhibit C — Form of Collateral Trust Joinder — Additional Grantor

Exhibit D — Form of Intercreditor Agreement

ii

This COLLATERAL TRUST AGREEMENT (this “Agreement”), dated as of March 22, 2018, is by and among CSI COMPRESSCO LP, a Delaware limited partnership (the “Company”), CSI COMPRESSCO FINANCE INC., a Delaware corporation (“Finance Corp” and, together with the Company, the “Issuers”), the other Grantors (as defined below) from time to time party hereto, U.S. Bank National Association, as indenture trustee under the Closing Date Indenture (as defined below) (in such capacity and together with its permitted successors and assigns in such capacity, the “Indenture Trustee”), U.S. Bank National Association, as Collateral Trustee (in such capacity and together with its permitted successors and assigns in such capacity, the “Collateral Trustee”), and any Priority Lien Representative of a Series of Priority Lien Debt that executes and delivers a Collateral Trust Joinder.

RECITALS

WHEREAS, the Issuers have entered into an Indenture, dated as of March 22, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Closing Date Indenture”), among the Issuers, the Grantors from time to time party thereto, the Indenture Trustee and the Collateral Trustee, pursuant to which the Issuers have issued the notes thereunder;

WHEREAS, in connection with the execution and delivery of the Closing Date Indenture, (i) the Issuers are entering into that certain Pledge and Security Agreement, dated as of the date hereof, among the Issuers, the other Grantors named therein and the Collateral Trustee (amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), (ii) certain Grantors will enter into a deposit account control agreement on a post-closing basis and (iii) certain Grantors will enter into certain Mortgages (as defined below) on a post-closing basis, which Security Agreement, control agreements and Mortgages provide for the Priority Lien Obligations (as defined below) to be secured equally and ratably by the collateral described therein;

WHEREAS, the Issuers and the other Grantors have secured (or intend to secure) their Obligations under the Closing Date Indenture, any future Priority Lien Debt and any other Priority Lien Obligations, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents; and

WHEREAS, this Agreement sets forth the terms on which each Secured Party (other than the Collateral Trustee) has appointed the Collateral Trustee to act as the collateral trustee for the present and future holders of the Priority Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.

Definitions; Principles of Construction

1.1Defined Terms. Capitalized terms used but not defined in this Agreement will have the meanings assigned to them in the Security Agreement (or, if not defined therein, shall have the meanings assigned to them in the Closing Date Indenture). The following terms will have the following meanings:

“Act of Required Priority Lien Debtholders” means, as to any matter, a direction in writing delivered to the Collateral Trustee by or with the consent of the holders of Priority Lien Debt representing the Required Priority Lien Debtholders.

For purposes of this definition, (a) Priority Lien Debt actually known to be registered in the name of, or beneficially owned by, the Issuers or any Affiliate of the Issuers will be deemed not to be outstanding and neither the Issuers nor any Affiliate of the Issuers will be entitled to vote to direct the relevant Priority Lien Representative and (b) votes will be determined in accordance with Section 7.2. Upon the request of the Collateral Trustee, each Grantor shall, as applicable, promptly furnish to the Collateral Trustee one or more Officers’ Certificate(s) listing and identifying all Notes or other Priority Lien Debt, if any, known by the Issuers to be owned or held by or for the account of the Issuers or any Affiliate of the Issuers, and the Collateral Trustee shall be entitled to accept such Officers’ Certificate(s) as conclusive evidence of the facts therein set forth and of the fact that the holders of all Notes or other Priority Lien Debt not listed therein are entitled to vote in accordance with this Agreement for the purpose of any such determination.

“Additional Priority Lien Debt” has the meaning set forth in Section 3.8(b).

“Additional Secured Debt Designation” means an Officers’ Certificate in substantially the form of Exhibit A.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

“Class” means all Series of Priority Lien Debt, taken together.

“Closing Date Indenture” has the meaning set forth in the recitals.

“Collateral” means, in the case of any Series of Priority Lien Debt, all properties and assets of the Issuers and the other Grantors, now owned or hereafter acquired in which Liens have been granted to the Collateral Trustee to secure any Priority Lien Obligations in respect of such Series of Priority Lien Debt.

“Collateral Rights Agreement” means a collateral rights agreement, by and among the ABL Collateral Agent, the Collateral Trustee and the Grantors party thereto from time to time, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Closing Date Indenture.

“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Priority Lien Debt, an agreement substantially in the form of Exhibit B, and (ii) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit C.

“Collateral Trustee” has the meaning set forth in the preamble.

“Collateral Trustee Obligations” has the meaning set forth in the definition of “Priority Lien Debt”.

“Company” has the meaning set forth in the preamble.

“Declined Liens” has the meaning set forth in Section 2.2.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1)payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Priority Lien Documents and constituting Priority Lien Obligations;

(2)payment in full in cash of all other Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any contingent indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(3)termination or expiration of all commitments, if any, to extend credit that would constitute Priority Lien Obligations.

provided that, if, at any time after the Discharge of Priority Lien Obligations has occurred, an Issuer or any other Grantor enters into any Priority Lien Document evidencing a Priority Lien Obligation which incurrence is not prohibited by the applicable Priority Lien Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Obligation (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Priority Lien Obligations in accordance with this Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

“Equally and ratably” means, in reference to sharing of Liens granted to the Collateral Trustee for the benefit of the Secured Parties or proceeds thereof as between holders of Priority Lien Obligations, that such Liens or proceeds will be allocated and distributed to the applicable Priority Lien Representative for each outstanding Series of Priority Lien Debt for the account of the holders of such Series of Priority Lien Debt ratably in proportion to the Priority Lien Obligations under each outstanding Series of Priority Lien Debt when the allocation or distribution is made.

“Existing Indenture Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities (including all interest, fees and expenses accruing after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the documentation with respect thereto, even if such interest, fees and expenses are not enforceable, allowable or allowed as a claim in such proceeding) and guarantees of payment of such obligations under any Notes Documents.

“Grantors” means the Issuers, each Subsidiary of the Company party to this Agreement, and each Subsidiary of the Company that has executed and delivered, or may from time to time hereafter execute and deliver, a Security Document as a “grantor” or “pledgor” (or the equivalent thereof).

“Indebtedness” has the meaning assigned to such term in the Closing Date Indenture or to such term or other similar term in any applicable Priority Lien Document.

“Indenture Trustee” has the meaning set forth in the preamble.

“Insolvency or Liquidation Proceeding” means:

(1)any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(2)any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of any Grantor’s assets;

(3)any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4)any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intercreditor Agreement” means an intercreditor agreement, among the Collateral Trustee, each Junior Lien Representative and the Company and the other parties from time to time party thereto, substantially in the form of Exhibit D hereto, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Closing Date Indenture.

“Junior Lien Debt” has the meaning assigned to such term in the Closing Date Indenture.

“Junior Lien Representative” has the meaning assigned to such term in the Closing Date Indenture.

“Issuers” has the meaning set forth in the preamble.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including (1) any conditional sale or other title retention agreement, (2) any lease in the nature thereof, (3) any option or other agreement to sell or give a security interest and (4) any filing, authorized by or on behalf of the relevant Grantor, of any financing statement under the UCC of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Majority Holders” means, with respect to any Series of Priority Lien Debt, the holders of more than 50% of the Priority Lien Obligations (determined as provided in the definition of Required Priority Lien Debtholders) in respect thereof.

“Mortgage” has the meaning set forth in the Closing Date Indenture.

“Mortgaged Property” has the meaning specified in Section 3.8(d)(1)(A).

“Non-controlling Secured Parties’ Standstill Period” has the meaning set forth in Section 3.3.

“Notes” has the meaning set forth in the Closing Date Indenture.

“Notes Documents” has the meaning set forth in the Closing Date Indenture.

“Officers’ Certificate” has the meaning set forth in the Closing Date Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Indenture Trustee (who may be counsel to or an employee of the Company or any other Grantor) that meets the requirements of the Closing Date Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Priority Lien” means a Lien granted by the Issuers or any other Grantor in favor of the Collateral Trustee, at any time, upon any Property of such Issuer or such Grantor to secure the Priority Lien Obligations under the Priority Lien Documents.

“Priority Lien Debt” means (a) the Notes issued on the Issue Date and any related Note Guarantees and (b) any Additional Notes and any other Indebtedness incurred pursuant to clause (2)(B) or (5) (insofar as such Indebtedness incurred under clause (5) refunds, refinances, extends, replaces, renews or defeases Indebtedness originally incurred under clause (2)) of the definition of “Permitted Debt” set forth in the Closing Date Indenture (and any guarantees thereof) that are secured equally and ratably with the Priority Lien Obligations by a Priority Lien that is permitted to be incurred and so secured under the terms of each applicable Priority Lien Document; provided, in the case of any additional Indebtedness referred to in this clause (b), that:

(1)such Indebtedness does not mature and does not have any mandatory or scheduled payments or sinking fund obligations prior to the maturity date of the Notes (except as a result of a customary change of control or asset sale repurchase offer provisions);

(2)the Maximum Premium payable pursuant to the agreements governing such Indebtedness does not exceed the Maximum Premium payable in respect of the Notes;

(3)on or prior to the date of incurrence of such Indebtedness by the Company or any other Grantor, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to each Priority Lien Representative and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Priority Lien Documents;

(4)a Priority Lien Representative is designated with respect to such Indebtedness and executes and delivers to the Collateral Trustee (i) an Additional Secured Debt Designation on behalf of itself and all holders of such Indebtedness and (ii) a Collateral Trust Joinder on behalf of itself and all holders of such Indebtedness;

(5)all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such additional Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (b) will be conclusively established, absent manifest error, if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”); and

(6)such Indebtedness (other than any DIP Financing that is permitted by the Intercreditor Agreement) is pari passu in right of payment (it being understood that there may be different tranches of Priority Lien Debt with different maturities and amortization profiles, but the principal amount of Indebtedness under all such tranches must in all other respects be pari passu in right of payment) and does not have any senior or junior rights with respect to the application of proceeds from Collateral other than as provided in the Collateral Trust Agreement.

In addition to the foregoing, all obligations owing to the Collateral Trustee or Indenture Trustee in its capacity as such, whether pursuant to this Agreement or one or more of the Priority Lien Documents, shall in each case be deemed to constitute Priority Lien Debt (although there shall be no separate Series of Priority Lien Debt as a result thereof) and Priority Lien Obligations (with the obligations described in this sentence being herein called “Collateral Trustee Obligations”), which Collateral Trustee Obligations shall be entitled to the priority provided in clause FIRST of Section 3.4(a).

“Priority Lien Debt Default” means, with respect to any Series of Priority Lien Debt, any event or condition which, under the terms of any Priority Lien Document governing such Series of Priority Lien Debt, causes, or permits holders of Priority Lien Debt outstanding thereunder to cause, the Priority Lien Debt outstanding thereunder to become immediately due and payable. For the avoidance of doubt, an “Event of Default” (as defined in the Closing Date Indenture) shall constitute a Priority Lien Debt Default with respect to the Series of Priority Lien Debt evidenced by the Notes.

“Priority Lien Documents” means, collectively, the Notes Documents and each of the other agreements, documents and instruments providing for or evidencing any other Priority Lien Obligation, and any other document or instrument executed or delivered at any time in connection therewith, including any intercreditor or joinder agreement, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“Priority Lien Obligations” means any principal, termination payments, interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable or that may become payable under the Priority Lien Documents, including, without limitation, all outstanding Existing Indenture Obligations, guaranty obligations with respect to Existing Indenture Obligations, and such obligations in respect of any other Series of Priority Lien Debt issued or outstanding after the date of this Agreement.

“Priority Lien Representative” means (a) in the case of the Notes, the Indenture Trustee and (b) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt or counterparty who maintains the transfer register for such Series of Priority Lien Debt, if applicable, and (A) is appointed as a Priority Lien Representative of such Series of Priority Lien Debt (for purposes related to the administration of the applicable Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, together with its successors in such capacity and (B) that has executed and delivered an Additional Secured Debt Designation and a Collateral Trust Joinder in accordance herewith.

“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Trustee in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement.

“Required Priority Lien Debtholders” means, at any time, the holders of more than 50% of the sum of (as determined by the Priority Lien Representatives):

(1)the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit (unless fully cash collateralized in accordance with the terms of the relevant Priority Lien Documents, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuer thereof) whether or not then available or drawn but excluding Hedging Obligations); and

(2)other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Obligations.

For purposes of this definition, votes will be determined in accordance with the provisions of Section 7.2.

“Secured Parties” means the “Secured Parties”, as such term is defined in the Security Agreement and will include each holder of Priority Lien Obligations (and their applicable Priority Lien

Representative) and, for the avoidance of doubt, will include the Collateral Trustee and the Indenture Trustee.

“Security Agreement” has the meaning set forth in the recitals.

“Security Documents” means this Agreement, the Security Agreement and all security agreements, pledge agreements, Mortgages, deeds of trust, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by an Issuer or any other Grantor (including, without limitation, financing statements under the Uniform Commercial Code of the relevant state) creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee or notice of such pledge, grant or assignment is given, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of this Agreement.

“Series of Priority Lien Debt” means, severally, (i) Indebtedness under the Closing Date Indenture and Notes and (ii) each separate issue of Indebtedness which constitutes Priority Lien Debt (with agreements between one or more of the same Grantors, on the one hand, and one or more of the same counterparties, on the other hand, constituting a single issue and a single Series of Priority Lien Debt, so long as such agreements represent confirmations or transactions under a single common agreement among such parties).

“Title Datedown Product” has the meaning specified in Section 3.8(d)(1)(C).

“Triggering Event” means a Priority Lien Debt Default under the Closing Date Indenture, any other Notes Documents, or any then effective Priority Lien Document or Security Documents; provided that a Triggering Event shall not be deemed to have occurred unless the principal amount or termination amount of any such Indebtedness with respect to which a Priority Lien Debt Default has occurred, together with the principal amount of any other Indebtedness under which there has been a Priority Lien Debt Default, aggregates $25,000,000 or more.

“Trust Estate” has the meaning set forth in Section 2.1(a).

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

1.2Rules of Interpretation. (a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b)Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c)The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d)References to “Articles”, “Sections,” “clauses,” “recitals” and the “preamble” will be to Articles, Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e)This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

Section 2.

The Collateral Trust and Liens

2.1Declaration of Trust.

(a)To secure the Priority Lien Obligations and in consideration of the premises and mutual agreements set forth in this Agreement, each Grantor hereby confirms the grant to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future Secured Parties, all of such Grantor’s right, title and interest in, to and under all Collateral, now or hereafter granted to the Collateral Trustee under any Security Documents for the benefit of the Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).

(b)The Collateral Trustee and its permitted successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all current and future Secured Parties as security for the payment of all present and future Priority Lien Obligations.

(c)Notwithstanding the foregoing, if at any time:

(1)all Liens securing the Priority Lien Obligations have been released as provided in Section 4.1;

(2)the Collateral Trustee holds no other property in trust as part of the Trust Estate;

(3)the Discharge of Priority Lien Obligations has occurred;

(4)no monetary obligation (other than fees, reimbursement of expenses, indemnification and other contingent obligations for which no claim or demand for payment has been made at such time) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents; and

(5)the Company delivers to the Collateral Trustee an Officers’ Certificate stating that all Priority Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that the Grantors are not required by any Priority Lien Document to grant any Priority Lien upon any property, then the trust arising hereunder will terminate (subject to any reinstatement pursuant to Section 7.18 hereof), except that all provisions set forth in Section 7.8 that are enforceable by the Collateral Trustee will remain enforceable in accordance with their terms.

(d)The parties further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein and in the Intercreditor Agreement, if any, the Collateral Rights Agreement, if any, and the other Notes Documents.

2.2Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that except as expressly set forth in Section 3.4, the payment and satisfaction in full of all of the Priority Lien Obligations within each Class will be secured Equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class; provided, however, that notwithstanding the foregoing, this provision will not be violated with respect to any particular Collateral and any particular Series of Priority Lien Debt if the Priority Lien Documents in respect thereof prohibit the applicable Priority Lien Representative from accepting the benefit of a Lien on any particular asset or property or such Priority Lien Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property (“Declined Liens”).

2.3No New Liens. (a) So long as the Discharge of Priority Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuers or any other Grantor, the parties hereto agree that, other than to the extent of any Declined Liens, the Issuers shall not, and shall not permit any other Grantor to grant or permit any Liens on any asset or property to secure any Priority Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure all Priority Lien Obligations.

(b)If, notwithstanding the provisions of Section 2.3(a) above, any Secured Party acquires any Liens over any asset or property of the Issuers or any other Grantor that is not part of the Collateral to secure any Priority Lien Obligations, except to the extent of any Declined Liens, such Secured Party will forthwith assign such Liens to the Collateral Trustee, or be deemed to hold such Liens, for the account of all of the Secured Parties.

(c)Nothing in this Section 2.3 shall limit the ability of the Issuers or any Grantor to incur new Priority Lien Debt.

Section 3.

Obligations and Powers of Collateral Trustee

3.1Undertaking of the Collateral Trustee. (a) Subject to, and in accordance with, this Agreement and the other Security Documents, U.S. Bank National Association (including its permitted successors and assigns), is authorized, as Collateral Trustee, for the benefit solely and exclusively of the present and future Secured Parties to:

(1)accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2)take all lawful and commercially reasonable actions permitted or required hereunder and under the Security Documents to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3)deliver and receive notices pursuant to this Agreement and the other Security Documents;

(4)following the occurrence of a Priority Lien Debt Default, sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5)remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6)execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 and (ii) acknowledgements of Collateral Trust Joinders delivered pursuant to Section 3.8 or Section 7.17 hereof;

(7)release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1; and

(8)enter into and perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the Intercreditor Agreement, if any.

(b)Each party to this Agreement acknowledges and consents to the authorization of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c)Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Priority Lien Obligations) unless (i) the exercise of such remedy or action shall then be permitted under the underlying Security Document and (ii) it shall have been directed to in accordance with Section 3.3 below and any other applicable provisions of this Agreement, the other Security Documents or the Closing Date Indenture.

3.2Release and Subordination of Liens. Subject to compliance with Section 4 below and any other applicable terms of this Agreement, the Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a)as directed by an Act of Required Priority Lien Debtholders;

(b)as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

(c)in connection with any foreclosure or exercise of rights and remedies pursuant to Section 3.3.

3.3Enforcement of Liens. If the Collateral Trustee at any time receives written notice that any Triggering Event has occurred entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens hereunder or under any other Security Document, the Collateral Trustee will promptly deliver written notice thereof to each Priority Lien Representative. Thereafter, the Collateral Trustee may await written direction by an Act of Required Priority Lien Debtholders and, will act, or decline to act, as directed by an Act of Required Priority Lien Debtholders, subject to its receipt of indemnity or security reasonably satisfactory to it, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Priority Lien Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee, subject to its receipt of indemnity or security reasonably satisfactory to it, will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Priority Lien Debtholders. Notwithstanding anything to the contrary contained in this Agreement, at any time while a payment default has occurred and is continuing with respect to any Series of Priority Lien Debt following the final maturity thereof, the acceleration by the holders of such Series of Priority Lien Debt of the maturity of all then outstanding Priority Lien Obligations in respect thereof, and after the passage of a period of 210 days (the “Non-controlling Secured Parties’ Standstill Period”) from the date of delivery of a notice of same (and requesting that enforcement action be taken with respect to the Collateral) to the Collateral Trustee and each other Priority Lien Representative and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded), the Collateral Trustee shall, subject to its receipt of indemnity or security satisfactory to it, as directed by the Majority Holders in respect of such Series of Priority Lien Debt, take enforcement action with respect to the Collateral and exercise their rights and remedies in respect of Collateral under the respective Security Documents; provided, however, that, no holder of such Series of Priority Lien Debt shall be permitted to direct the Collateral Trustee to exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Non-controlling Secured Parties’ Standstill Period, (i) the Collateral Trustee (whether or not directed by the Act of Required Priority Lien Debtholders or Majority Holders in respect of a Series of Priority Lien Debt) or the Required Priority Lien Debtholders shall have commenced and be diligently pursuing the exercise of rights and remedies with respect to any of the Collateral (prompt notice of such exercise to be given to the Priority Lien Representative of the holders of the relevant Series of Priority Lien Debt) or (ii) an Insolvency or Liquidation Proceeding in respect of the respective Grantor shall have been commenced and be continuing. Each of the Secured Parties (by its acceptance of the benefits hereof) hereby acknowledges and agrees that the Collateral Trustee’s ability to take certain actions under this Section 3.3 is subject to the express limitations set forth in the Collateral Rights Agreement, if any.

3.4Application of Proceeds.

(a)With respect to Collateral, the Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including proceeds of any title insurance policy required under any Priority Lien Document, received in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement or the Closing Date Indenture, on account of documented fees, costs and expenses incurred by the Collateral Trustee (including all reasonable and documented costs, fees and expenses of its agents and legal counsel);

SECOND, to the repayment of Indebtedness and other obligations (other than Priority Lien Obligations and Junior Lien Obligations) secured by a Permitted Lien on the Collateral sold or realized upon, to the extent that such other Indebtedness or obligation is (or is required) to be discharged in connection with such sale or other realization;

THIRD, to each Priority Lien Representative for each Series of Priority Lien Debt for application to the payment of all outstanding Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the applicable Priority Lien Documents in an amount sufficient to pay in full and discharge all outstanding Priority Lien Obligations that are then due and payable, ratably in accordance with the aggregate outstanding principal amount of Priority Lien Obligations held by holders of such Series of Priority Lien Debt; provided that, if any holder of any Series of Priority Lien Debt secured by separate collateral receives, or is able to apply, any proceeds from such separate collateral, the amount of Priority Lien Obligations with respect to such Series of Priority Lien Debt included in the foregoing shall be reduced by the amount of such proceeds from such separate collateral; and

FOURTH, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

For purposes of this Section 3.4(a), “proceeds” of Collateral includes any and all cash, securities and other property realized from collection, foreclosure or enforcement of the Collateral Trustee’s Liens upon the Collateral (including distributions of Collateral in satisfaction of any Priority Lien Obligations).

(b)This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future

Priority Lien Representative and the Collateral Trustee. The Priority Lien Representative of each future issuance of Additional Notes and each future Series of Priority Lien Debt will be required to deliver a Collateral Trust Joinder including an Additional Secured Debt Designation as provided in Section 3.8 at the time of incurrence of such Series of Priority Lien Debt.

(c)In connection with the application of proceeds pursuant to this Section 3.4, except as otherwise directed by an Act of Required Priority Lien Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

3.5Powers of the Collateral Trustee.

(a)The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as expressly set forth in this Section 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Priority Lien Debtholders.

(b)No Priority Lien Representative or holder of Priority Lien Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

3.6Documents and Communications.The Collateral Trustee will permit each Priority Lien Representative upon reasonable written notice from time to time, but not more than once a year, to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

3.7For Sole and Exclusive Benefit of Holders of Priority Lien Obligations

. The Collateral Trustee will accept, hold and enforce all Liens on the Collateral at any time granted, transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property constituting Collateral solely and exclusively for the benefit of the present and future Secured Parties, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

3.8Priority Lien Debt. (a) The Collateral Trustee will, as collateral trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to any Priority Lien Obligations constituting Additional Notes or a Series of Priority Lien Debt that is issued or incurred after the date hereof provided that:

(1)such Priority Lien Obligations are identified as Priority Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(2)unless such debt is issued under an existing Priority Lien Document for any Series of Priority Lien Debt whose Priority Lien Representative is already party to this Agreement, the designated Priority Lien Representative identified pursuant to Section 3.8(b) signs a Collateral Trust Joinder and promptly delivers the same to the Collateral Trustee.

(b)The Issuers will be permitted to designate as an additional holder of Priority Lien Debt hereunder each Person who is, or who becomes, the registered holder of Priority Lien Debt incurred by the Issuers or any other Grantor after the date of this Agreement in accordance with the terms of all applicable Priority Lien Documents. The Issuers may only effect such designation by delivering to the Collateral Trustee an Additional Secured Debt Designation that:

(1)states that the Company or applicable Grantor intends to incur additional Priority Lien Debt (“Additional Priority Lien Debt”) that is permitted by each applicable Priority Lien Document to be incurred and to be secured with a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt;

(2)specifies the name, address and contact information of the Priority Lien Representative for such series of Additional Priority Lien Debt for purposes of Section 7.5;

(3)attaches as Exhibit 1 to such Additional Secured Debt Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by the Company and the other Grantors; and

(4)states that the Company has caused a copy of the Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each then existing Priority Lien Representative.

Although the Issuers shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Priority Lien Representative, the failure to so deliver a copy of the Additional Secured Debt Designation and/or Collateral Trust Joinder to any then-existing Priority Lien Representative shall not affect the status of such debt as Additional Priority Lien Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and the other then existing Priority Lien Representatives shall receive a legal opinion or opinions of counsel (subject to customary assumptions and qualifications) from the Issuers as to the Additional Priority Lien Debt being permitted by the terms of the Priority Lien Documents and secured by a valid and perfected security interest in the Collateral; provided that (A) such legal opinion or opinions need not address any collateral of a type not previously covered by any legal opinion delivered by or on behalf of the Issuers and (B) nothing shall preclude such legal opinion or opinions from being delivered on a post-closing basis after the incurrence of such Additional Priority Lien Debt if permitted by the Priority Lien Representative for such Additional Priority Lien Debt. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Issuers or any other Grantor to incur additional Indebtedness (including Additional Notes) unless otherwise permitted by the terms of all applicable Priority Lien Documents.  Liens upon the Collateral to secure Additional Priority Lien Debt shall be created pursuant to the Security Documents that create Liens upon the Collateral to secure the other Priority Lien Obligations as then in effect; provided that, to the extent required by applicable law or as otherwise may be elected by the Company, such Liens upon the Collateral to secure Additional Priority Lien Debt and other Priority Lien Obligations may be created pursuant to a separate set of Security Documents, in favor of the Collateral Trustee, which shall be in all material respects the same form as the Security Documents creating the Liens upon the Collateral to secure the other Priority Lien Obligations as then in effect. Additional Priority Lien Debt shall not be secured by Liens upon any Collateral unless the other Priority Lien Obligations are also secured by Liens on such Collateral. Additional Priority Lien Debt shall be guaranteed by all of the applicable Guarantors (as defined in the Closing Date Indenture) and shall not be guaranteed by any Person that is not a Guarantor.

(c)With respect to any Priority Lien Obligations constituting Additional Notes or other Additional Priority Lien Debt that is issued or incurred after the date hereof, the Issuers and each of the Grantors agrees to take such actions (if any) as necessary and as may from time to time reasonably be requested by the Collateral Trustee or any Priority Lien Representative, and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Security Documents (or execute and deliver such additional Security Documents) as necessary and as may from time to time be reasonably requested by such Persons (including as contemplated by clause (d) below), to ensure that the Additional Notes or the Additional Priority Lien Debt, as applicable, is secured by, and entitled to the benefits of, the Security Documents, and each Priority Lien Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional Security Documents). Each of the Issuers and the other Grantors hereby further agrees that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or Section 3.8(d), all such amounts shall be paid by, and shall be for the account of, the Issuers and the respective Grantors, on a joint and several basis.

(d)Without limitation of the foregoing, the Issuers and each of the other Grantors agrees to take the following actions with respect to all Additional Priority Lien Debt.

(1)with respect to any real property Collateral:

(A)The applicable Grantor shall enter into and deliver to the Collateral Trustee and the Priority Lien Representative for such Additional Priority Lien Debt, a mortgage modification or new Mortgage with regard to each Material Real Property (as such term is defined in the Closing Date Indenture) that is required to be subject to a Mortgage (each a “Mortgaged Property”) under any Priority Lien Document and is not otherwise an Excluded Property (as such term is defined in the Closing Date Indenture) and is at the time of such incurrence, in proper form for recording in all applicable jurisdictions, in a form reasonably satisfactory to the Collateral Trustee and such Priority Lien Representative;

(B)If required under any Priority Lien Documents, the applicable Grantor will cause to be delivered a local and other counsel opinions (subject to customary assumptions and qualifications) with respect to each such Mortgaged Property entered into pursuant to clause (A) above in form and substance, and issued by law firm(s), in each case, reasonably satisfactory to the Collateral Trustee; provided that nothing shall preclude such legal opinion or opinions from being delivered on a post-closing basis after the incurrence of such Additional Priority Lien Debt if permitted by the Priority Lien Representative for such Additional Priority Lien Debt;

(C)The applicable Grantor will cause a title company to have delivered to the Collateral Trustee an endorsement to each title insurance policy then in effect for the benefit of the Secured Parties or date down(s) (which may include a new title insurance policy) (each such delivery, a “Title Datedown Product”), in each case insuring that (i) the priority of the Lien of the applicable Mortgage(s) as security for the Priority Lien Obligations has not changed and if a new Mortgage is entered into, that the Lien of such new Mortgage securing the Priority Lien Debt then being incurred shall have the same priority as any existing Mortgage securing then existing Priority Lien Obligations, (ii) since the later of the original date of such title insurance product and the date of the Title Datedown Product delivered most recently prior to (and not in connection with) such Additional Priority Lien Debt, there has been no material adverse change in the condition of title and (iii) there are no intervening Liens which may then or thereafter take priority over the Lien of the applicable Mortgage(s), in each case other than with respect to Liens permitted by each Priority Lien Document; and

(D)The applicable Grantor will deliver to the approved title company and the Collateral Trustee all other items reasonably necessary or requested by the Collateral Trustee to maintain the continuing first priority (subject to Permitted Liens (as defined in the Closing Date Indenture)) of (i) the Lien of the Mortgages as security for the Priority Lien Obligations and (ii) any other Mortgages which secure Priority Lien Debt.

(2)with respect to any personal property Collateral:

(A)The Issuers and the Grantors shall enter into, and deliver to the Collateral Trustee either (x) amendments to this Agreement and the Security Documents that permit the obligations with respect to such Priority Lien Debt to be secured pari passu with the then existing Priority Lien Obligations or (y) additional security and collateral documents which are substantially similar to the Security Documents, in each case, in a form reasonably satisfactory to the Collateral Trustee and each Priority Lien Representative;

(B)If required under the applicable Priority Lien Documents,  applicable Grantor will cause to be delivered opinions of local and other counsel (subject to customary assumptions and qualifications) with respect to such personal property Collateral, in form and substance, and issued by law firm(s), in each case, reasonably satisfactory to the Collateral Trustee; provided that nothing shall preclude such legal opinion or opinions from being delivered on a post-closing basis after the incurrence of such Additional Priority Lien Debt if permitted by the Priority Lien Representative for such Additional Priority Lien Debt;

(C)The applicable Grantor will take all actions reasonably necessary or requested by the Collateral Trustee to maintain the continuing first priority (subject to Permitted Liens) of the Liens securing the Priority Lien Obligations such that all Liens securing Additional Priority Lien Debt shall have the same priority as any existing Liens securing the Priority Lien Obligations prior to the incurrence of such Additional Priority Lien Debt and the priority of the Liens security the Priority Lien Obligations shall not be affected by the incurrence of the Additional Priority Lien Debt.

Section 4.

Release of Liens, Agreements, Etc.

4.1Release of Liens on Collateral. (a) The Collateral Trustee’s Liens upon the Collateral will be released and terminated:

(1)in whole, automatically, upon the Discharge of Priority Lien Obligations, with notice to the Collateral Trustee, however failure to deliver such notice shall not affect such release;

(2)upon the written request of the Issuers and the applicable Grantor to the Collateral Trustee, as to any Capital Stock and Collateral of a Grantor (other than the Issuers) that (x) is released as a Grantor under each Priority Lien Document and (y) is not obligated (as primary obligor, guarantor or pledgor) with respect to any other Priority Lien Obligations at such time and so long as the respective release does not violate the terms of any Notes Document which then remains in effect;

(3)as to any Collateral that is released, sold, transferred or otherwise disposed of by the Issuers or any other Grantor to a Person that is not (either before or after such release, sale, transfer or disposition) the Company or a Restricted Subsidiary (as defined in the Closing Date Indenture) thereof in a transaction or other circumstance that complies with the terms of the Closing Date Indenture (for so long as the Closing Date Indenture is in effect) and is not prohibited by any of the other Priority Lien Documents, at the time of such release, sale, transfer or other disposition and to the extent of the interest released, sold, transferred or otherwise disposed of;

(4)as to a release of less than all or substantially all of the Collateral (other than pursuant to clause (1), (2) or (3) above) at any time prior to the Discharge of Priority Lien Obligations if written consent to the release of all Liens on such Collateral has been given by an Act of Required Priority Lien Debtholders; and

(5)as to a release of all or substantially all of the Collateral, if consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Priority Lien Debt at the time outstanding as provided for in the applicable Priority Lien Documents.

(b)Each of the subordinations and releases described in Section 4.1(a)(1) through (3) shall be effected by the Collateral Trustee without the consent of the holders or any action on the part of the Indenture Trustee. To the extent required by the Closing Date Indenture for the release of properties that constitute Collateral pursuant to Section 4.1(a)(3) above, the Issuers will furnish to the Indenture Trustee and the Collateral Trustee, prior to each such proposed release of such Collateral, an Officers’ Certificate to the effect that such transaction and the disposition of the proceeds thereof will comply with the terms of the Closing Date Indenture, the applicable security agreements and the other applicable Priority Lien Documents, as the case may be.

(c)Upon compliance by either of the Issuers or any other Grantor, as the case may be, with the conditions precedent set forth in this Section 4.1, the Indenture Trustee or the Collateral Trustee shall promptly cause to be released and reconveyed to the Issuers or such Grantor, as the case may be, the released Collateral.

4.2Agreements of the Collateral Trustee and Priority Lien Representatives. (a) In connection with any release of the Collateral Trustee’s Lien on the Collateral pursuant to Section 4.1, the Collateral Trustee shall (subject to compliance with Section 4.1(b)) execute and deliver and provide to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request, prepare and provide to evidence such release. Any execution and delivery of documents pursuant to this Section 4.2 shall be without recourse to or warranty by the Collateral Trustee.

(b)The Collateral Trustee hereby agrees that:

(1)in the case of any release pursuant to Section 4.1(a)(3), if the terms of any such release, sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Issuers or other applicable Grantor, the Collateral Trustee will deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2)within two Business Days of the receipt by it of any Act of Required Priority Lien Debtholders pursuant to Section 4.1(a)(4), the Collateral Trustee will deliver a copy of such Act of Required Priority Lien Debtholders to each Priority Lien Representative.

(c)Each Priority Lien Representative hereby agrees that within one Business Day after the receipt by it of any notice from the Collateral Trustee pursuant to Section 4.2(b)(2), such Priority Lien Representative will deliver a copy of such notice to each registered holder of the Series of Priority Lien Debt for which it acts as Priority Lien Representative.

Section 5.

Rights and Protections of the Collateral Trustee

5.1No Implied Duty. Notwithstanding anything to the contrary contained herein, the Collateral Trustee will not have any fiduciary duties nor will it have any implied responsibilities, covenants or obligations and shall only be required to perform such obligations as are expressly stated in the Closing Date Indenture, this Agreement and the other Security Documents to which it is a party. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of the Closing Date Indenture, this Agreement or the other Security Documents.

5.2Appointment of Agents and Advisors. The Collateral Trustee may execute any of its rights or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys,

accountants, appraisers, attorneys-in-fact or other experts or advisors selected by it with due care and in good faith and shall not be liable for the gross negligence or willful misconduct of such agents.

5.3Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Priority Lien Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that if such additional Security Documents adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee, the Collateral Trustee shall not be required to execute such Security Documents. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture, hedge agreement or other agreement governing Priority Lien Debt (other than this Agreement, the Closing Date Indenture and the other Security Documents to which it is a party).

5.4Solicitation of Instructions. (a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Priority Lien Debtholders, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents, and the Collateral Trustee may await receipt of the respective confirmatory instructions before taking (or refraining from taking) the respective such action and shall incur no liability for any inaction while awaiting receipt of such confirmatory instructions. It is expressly understood and acknowledged that the Collateral Trustee shall have no duty to act, consent or request any action of the Issuers, the other Grantors or any other Person in connection with this Agreement unless the Collateral Trustee shall have received written direction from an Act of Required Priority Lien Debtholders.

(b)No written direction given to the Collateral Trustee by an Act of Required Priority Lien Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

5.5Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence, bad faith or willful misconduct, in each case as determined by a final, non-appealable order by a court of competent jurisdiction. In no event shall the Collateral Trustee or any officer, director, employee, representative or agent of the Collateral Trustee be liable under or in connection with this Agreement or any of the Security Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Collateral Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

5.6Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

5.7Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Issuers or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any Priority Lien Representative as to the holders of Priority Lien Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or Opinion of Counsel is required or permitted under this Agreement  to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officers’ Certificate or Opinion of Counsel as to such matter and such Officers’ Certificate or Opinion of Counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

5.8Triggering Event. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Triggering Event and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Triggering Event unless and until it is directed by an Act of Required Priority Lien Debtholders pursuant to the requirements of this Agreement. The Collateral Trustee shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any default, event of default or Triggering Event unless and until the Collateral Trustee has received written notice from the Issuers, any Priority Lien Representative or any Secured Party stating that a default, event of default or Triggering Event has occurred with respect to the Priority Lien Obligations.

5.9Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Priority Lien Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on all holders of Priority Lien Obligations.

5.10Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance, expend or risk any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights if it shall have reasonable grounds to believe that repayment of such funds or security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action is not reasonably assured to it.

5.11Conflicts; Bona Fide Disputes. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction, provided that the parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights of the Issuers or the other Grantors in any Priority Lien Document.

5.12Limitations on Duty of Collateral Trustee in Respect of Collateral. (a) The Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for the account of other third parties. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords similar property held for the benefit of third parties. Neither the Collateral Trustee, any other Priority Lien Representative nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Trustee and the other Priority Lien Representatives hereunder are solely to protect the Collateral Trustee’s and the other Priority Lien Representatives’ interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any other Priority Lien Representative to exercise any such powers. The Collateral Trustee and the other Priority Lien Representatives shall be accountable only for amounts that they actually receive and that remain under their possession or control following distribution in accordance with this Agreement as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct (in each case as determined by a final, non-appealable order by a court of competent jurisdiction).

(b)The Collateral Trustee will not be responsible (i) for the existence, genuineness or value of any of the Collateral, (ii) except as set forth in Section 5.12(a), for the validity, perfection, maintenance, priority or enforceability of the Liens in any of the Collateral, (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iv) for the validity of the title of any Grantor to the Collateral, (v) for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or (vi) except as set forth in Section 5.12(a), otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future Secured Parties concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral. The Collateral Trustee will not be responsible for determining whether any given Priority Lien Obligations are in fact secured pursuant to the various Security Documents, it being understood that each Secured Party (other than the Collateral Trustee or Indenture Trustee) shall be responsible for ascertaining whether its obligations are in fact secured pursuant to the Security Documents.

5.13Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(a)each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(b)the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release any parties from any of their respective duties or obligations under the other Security Documents; and

(c)the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties to the Security Documents other than of the Collateral Trustee.

5.14No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required (directly or through an agent or designee) to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver or such other entity as directed by an Act of Required Priority Lien Debtholders. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

5.15Request For Accounting. Each Priority Lien Representative agrees to render to the Collateral Trustee, at any time upon request of the Collateral Trustee, an accounting of the amounts of the Priority Lien Obligations owing to it with respect to such Series of Priority Lien Debt, and such other related information as the Collateral Trustee may reasonably request in order to give effect to the terms and conditions of this Agreement. In the event that any Priority Lien Representative fails to provide any information required to be provided by it to the Collateral Trustee, then the Collateral Trustee may (but shall not be obligated to) (i) take such actions as are required to be taken by it based on the most recent information available to it, or (ii) in the case of any distributions to be made pursuant to the Security Documents, hold the applicable Secured Parties share or purported share in escrow (without obligation to pay interest thereon) until such Priority Lien Representative provides the required information.

5.16Limitation on Obligations. The Collateral Trustee shall have no obligation to ascertain or inquire as to (i) the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Notes Documents or to inspect the properties, books or records of the Grantors, (ii) whether or not any representation or warranty made by any Person in connection with this Agreement or any Notes Document is true, (iii) the performance by any other Person of its obligations under this Agreement or any of the Notes Documents or (iv) the breach of or default by any other Person of its obligations under this Agreement or any of the Notes Documents.

5.17Perfection of Collateral. The Collateral Trustee shall have no duty to (A) record or file this Agreement or any other agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to monitor or maintain any such recording or filing, (B) obtain, maintain or pay for any insurance, or (C) pay or discharge any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Collateral Trustee shall have no responsibility or obligation for (i) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (ii) taking any action to protect against any diminution in value of the Collateral.

5.18Entitled to Protections. The Collateral Trustee shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement in all of the Notes Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Notes Document.

5.19Obligation to Act. The Collateral Trustee shall be fully justified in failing or refusing to take any action under this Agreement or any of the Security Documents (i) if such action would, in the reasonable opinion of the Collateral Trustee (which may be based on the advice or opinion of legal counsel), be contrary to applicable law or any of the Security Documents, (ii) if such action is not specifically provided for in this Agreement or any of the Security Documents to which it is a party, (iii) if, in connection with the taking of any such action hereunder or under any of the Security Documents that would constitute an exercise of remedies hereunder or under any of the Security Documents it shall not first be indemnified to its reasonable satisfaction by the relevant Secured Parties against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take (or refraining from taking) any such action, (iv) if, notwithstanding anything to the contrary contained in this Agreement, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the applicable Secured Parties or the Grantors funds equal to the amount payable, (v) if such action would subject the Collateral Trustee to a tax in any jurisdiction where it is not then subject to a tax or (vi) if such action would require the Collateral Trustee to qualify to do business in any jurisdiction where it is not then so qualified.

Section 6.

Removal or Resignation of the Collateral Trustee

6.1Removal or Resignation of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a)the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Priority Lien Representative and the Issuers; and

(b)the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Priority Lien Debtholders by giving not less than 30 days’ notice of removal to each Priority Lien Representative, the Issuers and the Collateral Trustee.

6.2Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Priority Lien Debtholders; provided that, so long as no Priority Lien Debt Default has occurred and is continuing, such successor Collateral Trustee shall be reasonably acceptable to the Issuers. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the Issuers may, at their option, appoint a successor Collateral Trustee (but only if no Priority Lien Debt Default has occurred and is continuing), or, if the Issuers have not or are not permitted to appoint a successor Collateral Trustee, the Collateral Trustee (at the expense of the Issuers) may petition a court of competent jurisdiction for appointment of any such successor Collateral Trustee, which must be a bank or trust company:

(a)authorized to exercise corporate agency powers;

(b)having a combined capital and surplus of at least $250,000,000; and

(c)maintaining an office in New York, New York.

Following the resignation or removal of the Collateral Trustee until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied, the Collateral Trustee shall not be obligated to take any action (or refrain from acting as the case may be) except for any administrative actions required hereunder and under the Security Documents.

6.3Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

(a)such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(b)the predecessor Collateral Trustee will (at the expense of the Issuers) promptly transfer all Liens and collateral security and other property constituting Collateral within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Collateral.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the protections and immunities granted to it in Section 5, Section 6 and the provisions of Section 7.8 and any predecessor Collateral Trustee will have no liability or responsibility for the action or inaction of any successor Collateral Trustee.

6.4Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (a) through (c) of Section 6.2 and (ii) the Collateral Trustee shall have promptly notified the Issuers and each Priority Lien Representative of such merger, conversion or consolidation.

Section 7.

Miscellaneous Provisions

7.1Amendment. (a) No amendment or supplement to the provisions of this Agreement or any other Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Priority Lien Debtholders, except that:

(1)any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing or adding additional Indebtedness that was otherwise permitted by the terms of this Agreement and the Priority Lien Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein will become effective when executed and delivered by the Issuers or any other applicable Grantor party thereto and the Collateral Trustee;

(2)providing for the assumption of any Issuer’s or any other Grantor’s obligations under any Priority Lien Document in the case of a merger or consolidation or sale of all or substantially all of the properties or assets of any Issuer or any other Grantor to the extent permitted by the terms of the Closing Date Indenture and the other Priority Lien Documents, as applicable;

(3)no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Priority Lien Obligations:

(A)to vote its Priority Lien Debt as to any matter described as subject to an Act of Required Priority Lien Debtholders, a vote of the Required Priority Lien Debtholders or an act or vote of each or any separate Series of Priority Lien Debt (or amends the provisions of this clause (3) or the definition of “Act of Required Priority Lien Debtholders”),

(B)to share in the Collateral on a pari passu basis, including sharing the proceeds of enforcement or realization on any Collateral in the order of application described in Section 3.4(a),

(C)to require that Liens securing Priority Lien Obligations of such holder be released only as set forth in the provisions described in Section 3.2 or Section 4.1, or

(D)that would change the pari passu status of the Liens in favor of the holders of any Series of Priority Lien Debt; or

(E)disproportionately when compared to the effect on holders of another Series of Priority Lien Debt,

will become effective without the consent of the requisite percentage or number of holders of each Series of Priority Lien Debt so affected under the applicable Security Documents; and

(4)no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Priority Lien Representative or adversely affects the rights of the Collateral Trustee or any Priority Lien Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Trustee or such Priority Lien Representative, respectively.

(b)Subject to Sections 7.1(a)(1), 7.1(a)(2) and 7.1(a)(3), any Mortgage or other Security Document that secures Priority Lien Obligations may be amended with the approval of the Collateral Trustee acting as directed by an Act of Required Priority Lien Debtholders.

(c)The Collateral Trustee will deliver a copy of each amendment or supplement to the Security Documents to each Priority Lien Representative. In executing any amendments or supplements to this Agreement or any other Priority Lien Document, the Collateral Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel each stating that the execution of such amendment or supplement is authorized or permitted by the terms of this Agreement and all Priority Lien Documents; it being expressly agreed and acknowledged that no further inquiry shall be required of the Collateral Trustee as to whether such amendment or supplement is authorized or permitted by the terms of this Agreement or any Priority Lien Document. The Collateral Trustee may, but shall not be obligated to, enter into any such amendment or supplement that affects its own rights, duties, liabilities or immunities under this Agreement, the other Priority Lien Documents or otherwise.

(d)Notwithstanding Section 7.1(a) and (b), (i) the addition of a party hereto as a Grantor, or any Priority Lien Representative pursuant to Section 7.17 or 3.8 shall not require further approval under Section 7.1(a), and (ii) the written consent of the Issuers and any other Grantor shall be required for any amendment or modification of this Agreement that directly affects the rights, duties, interests or obligations of the Issuers or such Grantor.

7.2Voting. (a) In connection with any matter under this Agreement requiring a vote of holders of Priority Lien Debt, each Series of Priority Lien Debt will cast its votes in accordance with the Priority Lien Documents governing such Series of Priority Lien Debt. Following and in accordance with the outcome of the applicable vote under its Priority Lien Documents, the Priority Lien Representative of each Series of Priority Lien Debt will vote the total amount of Priority Lien Debt under that Series of Priority Lien Debt as a block in respect of any vote under this Agreement. In making all determinations of votes hereunder, the Collateral Trustee shall be entitled to rely upon the votes, and relative outstanding amounts, as determined and reported to it in writing by the various Priority Lien Representatives, and shall have no duty to independently ascertain such a votes or amounts.

(b)Each of the Priority Lien Representatives in respect of any Series of Priority Lien Debt shall be entitled after the occurrence and during the continuance of a Priority Lien Debt Default to request a re-vote with respect to any Act of Required Priority Lien Debtholders concerning the taking or refraining from taking of any remedies if requested to do so in writing by holders of at least a majority in aggregate principal amount of the applicable Series of Priority Lien Debt.

7.3Successors and Assigns. (a) Except as provided in Section 5.2 and Section 5.14, and subject to Section 6.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Priority Lien Representative and each present and future holder of Priority Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b)Neither the Issuers nor any other Grantor may assign its rights or obligations hereunder or under any other Security Document other than in accordance with the terms hereof and thereof. All obligations of the Issuers and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Priority Lien Representative and each present and future holder of Priority Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

7.4Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

7.5Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee or the Indenture Trustee:	U.S. Bank National Association 13737 Noel Road, Suite 800 Dallas, Texas 75240 Facsimile Number: (972) 581-1670 Attention: Global Corporate Trust Services
If to the Issuers or any other Grantor:

CSI Compressco LP

24955 Interstate 45 North

The Woodlands, Texas 77380

Facsimile No.: [(281) 364-4398]

Attention: Bass C. Wallace, Jr.

With a copy, which shall not constitute notice, to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Facsimile No.: (713) 615-5861

Attention: David P. Oelman

and if to any other Priority Lien Representative, to such address as it may specify by written notice to the parties named above, or in the case of any Person after the foregoing notice address for such Person changes, to such other address as may be hereafter designated by such Person in a written notice delivered to the other parties hereto.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Priority Lien Debt, its address shown on the register kept pursuant to the applicable Priority Lien Documents or as otherwise set forth in the applicable Priority Lien Documents. Failure to mail a notice or communication to a holder of Priority Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of Priority Lien Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

7.6Notice Following Discharge of Priority Lien Obligations. Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee.

7.7Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

7.8Payment of Expenses and Taxes; Indemnification. The Grantors shall, jointly and severally, pay such compensation to the Collateral Trustee as the Issuers and Collateral Trustee may agree in writing from time to time. Notwithstanding that the Collateral Trustee is appointed by and acting for and at the direction of the Secured Parties, the Grantors jointly and severally agree (a) to pay or reimburse the Collateral Trustee for all its reasonable and documented fees and reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Notes Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees and disbursements of counsel (limited to one counsel to the Secured Parties, taken as a whole and, if necessary, one local counsel in each appropriate jurisdiction (and solely in the case of an actual or potential conflict of interest, one additional counsel to all affected parties, taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to such persons, taken as a whole) and of one counsel to the Collateral Trustee) and agents, appointed pursuant to Section 5.2, to the Collateral Trustee, any amounts due and owing pursuant to any Mortgage, and the preservation of the Liens or any rights of the Collateral Trustee, (b) after the occurrence of a Triggering Event, to pay or reimburse the Collateral Trustee and the other Priority Lien Representatives for all their documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Security Documents and any such other documents, including the documented fees and disbursements of counsel to the Collateral Trustee and the other Priority Lien Representatives (limited to one counsel to the Secured Parties, taken as a whole and, if necessary, one local counsel in each appropriate jurisdiction (and solely in the case of an actual or potential conflict of interest, one additional counsel to all affected parties, taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to such persons, taken as a whole) and of one counsel to the Collateral Trustee), to pay, indemnify, defend and hold harmless the Collateral Trustee and the other Priority Lien Representatives from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Security Documents and any such other documents, and (c) to pay, indemnify, defend and hold harmless the Collateral Trustee and the other Priority Lien Representatives and their respective directors, officers, employees, trustees and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of counsel (limited to one counsel to the Secured Parties, taken as a whole and, if necessary, one local counsel in each appropriate jurisdiction (and solely in the case of an actual or potential conflict of interest, one additional counsel to all affected parties, taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to such persons, taken as a whole) and of one counsel to the Collateral Trustee) and agents appointed pursuant to Section 5.2, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Security Documents and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any environmental law (all the foregoing in this clause (c), collectively, the “indemnified liabilities”); provided that the Grantors shall have no obligation hereunder to the Collateral Trustee or any other Priority Lien Representative nor any of their respective directors, officers, employees, trustees and agents with respect to indemnified liabilities arising from the bad faith, gross negligence or willful misconduct of the party to be indemnified (in each case as determined by a final non-appealable order by a court of competent jurisdiction). The agreements in Section 5 and this Section 7.8 shall survive repayment of the Priority Lien Obligations and all other amounts payable hereunder and under the other Priority Lien Documents and the termination of this Agreement or the removal or resignation of the Collateral Trustee.

7.9Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

7.10Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

7.11Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Priority Lien Obligations and are secured by all Liens granted by the Security Documents.

7.12Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.13Consent to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address set forth in Section 7.5 or at such other address of which the Collateral Trustee shall have been notified pursuant thereto;

(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.13 any special, exemplary, punitive or consequential damages.

7.14Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER PRIORITY LIEN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.15Counterparts. This Agreement and any Collateral Trust Joinder may be executed in any number of counterparts (including by facsimile or other electronic means), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

7.16Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

7.17Additional Grantors. The Company will cause each Person that hereafter becomes a Guarantor (as defined in the Closing Date Indenture) pursuant to Section 4.15 of the Closing Date Indenture or is required by any Priority Lien Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Priority Lien Representative with a copy of each Collateral

Trust Joinder executed and delivered pursuant to this Section 7.17; provided that the failure to so deliver a copy of the Collateral Trust Joinder to any then-existing Priority Lien Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.17 are complied with.

7.18Continuing Nature of this Agreement. This Agreement will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Priority Lien Obligations (whether by demand, settlement, litigation or otherwise).

7.19Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

7.20Rights and Immunities of Priority Lien Representatives. The Indenture Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Closing Date Indenture and any future Priority Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture, hedge agreement or other agreement governing the applicable Priority Lien Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Priority Lien Representative be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder.

Remainder of page intentionally left blank

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By: /s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Trustee

By: /s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

Signature Page to Collateral Trust Agreement

CSI COMPRESSCO LP
By: CSI Compressco GP Inc., its general partner

By: /s/ Joseph J. Meyer
Name: Joseph J. Meyer
Title: Treasurer

CSI COMPRESSCO FINANCE INC.

By: /s/ Joseph J. Meyer
Name: Joseph J. Meyer
Title: Treasurer

CSI COMPRESSCO SUB INC.

By: /s/ Joseph J. Meyer
Name: Joseph J. Meyer
Title: Treasurer

CSI COMPRESSCO OPERATING LLC
By: CSI Compressco LP, its sole member
By: CSI Compressco GP Inc., its general partner

By: /s/ Joseph J. Meyer
Name: Joseph J. Meyer
Title: Treasurer

CSI COMPRESSCO FIELD SERVICES INTERNATIONAL, LLC
By: CSI Compressco Operating LLC, its sole member
By: CSI Compressco LP, its sole member
By: CSI Compressco GP Inc., its general partner

By: /s/ Joseph J. Meyer
Name: Joseph J. Meyer
Title: Treasurer

CSI COMPRESSCO INTERNATIONAL, LLC
By: CSI Compressco Operating LLC, its sole member
By: CSI Compressco LP, its sole member
By: CSI Compressco GP Inc., its general partner

By: /s/ Joseph J. Meyer
Name: Joseph J. Meyer
Title: Treasurer

Signature Page to Collateral Trust Agreement

CSI COMPRESSCO HOLDINGS LLC
By: CSI Compressco Operating LLC, its sole member
By: CSI Compressco LP, its sole member
By: CSI Compressco GP Inc., its general partner

By: /s/ Joseph J. Meyer
Name: Joseph J. Meyer
Title: Treasurer

CSI COMPRESSCO LEASING LLC
By: CSI Compressco Operating LLC, its sole member
By: CSI Compressco LP, its sole member
By: CSI Compressco GP Inc., its general partner

By: /s/ Joseph J. Meyer
Name: Joseph J. Meyer
Title: Treasurer

CSI COMPRESSION HOLDINGS LLC
By: CSI Compressco Sub Inc., its sole member

By: /s/ Joseph J. Meyer
Name: Joseph J. Meyer
Title: Treasurer

ROTARY COMPRESSOR SYSTEMS, INC.

By: /s/ Joseph J. Meyer
Name: Joseph J. Meyer
Title: Treasurer

Signature Page to Collateral Trust Agreement

EXHIBIT A
to Collateral Trust Agreement

[Form of]
Additional Secured Debt Designation

Reference is made to the Collateral Trust Agreement, dated as of March 22, 2018 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among CSI Compressco LP, a Delaware limited partnership (the “Company”), CSI Compressco Finance Inc., a Delaware corporation (“Finance Corp” and together with the Company, the “Issuers”), the other Grantors from time to time party thereto, U.S. Bank National Association, as Indenture Trustee (as defined therein), and U.S. Bank National Association, as Collateral Trustee (as defined therein). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as Priority Lien Debt entitled to the benefit of the Collateral Trust Agreement.

Each of the undersigned, constituting the duly appointed [specify title]1 and [specify title], respectively, of the Company, hereby certifies on behalf of [the Company or applicable Grantor] that:

(A)[the Company or applicable Grantor] intends to incur Additional Priority Lien Debt which will be permitted by each applicable Priority Lien Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt;

(B)the name and address of the Priority Lien Representative for the Additional Priority Lien Debt for purposes of Section 7.5 of the Collateral Trust Agreement is:

Telephone:
Fax:

(C)attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by the Company and the other Grantors;

(D)the Company has caused a copy of this Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each existing Priority Lien Representative;

(E)such Additional Priority Lien Debt shall constitute Priority Lien Debt for purposes of the Collateral Trust Agreement; and

(F)[insert additional statements satisfying the requirements set forth in clauses (a), (b), (c) and (d) of the definition of “Officers’ Certificate” in the Collateral Trust Agreement].

[1]	The two signatories must satisfy the requirements set forth in the definition of “Officers’ Certificate” in the Collateral Trust Agreement.

IN WITNESS WHEREOF, the [Company] has caused this Additional Secured Debt Designation to be duly executed by the undersigned officers2 as of _____________, 20____.

[COMPANY][GRANTOR]

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

[2]	The two signatories must satisfy the requirements set forth in the definition of “Officers’ Certificate” in the Collateral Trust Agreement.

EXHIBIT 1 TO ADDITIONAL SECURED DEBT DESIGNATION

[FORM OF]
REAFFIRMATION AGREEMENT

Reference is made to the Collateral Trust Agreement, dated as of March 22, 2018 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among CSI Compressco LP, a Delaware limited partnership (the “Company”), CSI Compressco Finance Corp., a Delaware corporation (“Finance Corp” and together with the Company, the “Issuers”), the other Grantors from time to time party thereto, U.S. Bank National Association, as Indenture Trustee (as defined therein), and U.S. Bank National Association, as Collateral Trustee (as defined therein). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Reaffirmation Agreement is being executed and delivered as of ______________, 20__ in connection with an Additional Secured Debt Designation of even date herewith which Additional Secured Debt Designation has designated additional Priority Lien Debt entitled to the benefit of the Collateral Trust Agreement.

Each of the undersigned hereby consents to the designation of additional secured debt as Priority Lien Debt as set forth in the Additional Secured Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Priority Lien Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Priority Lien Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to guarantee and secure as applicable and otherwise be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such Priority Lien Documents.

Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Reaffirmation Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of the Issuers and other Grantors]

Name:
Title:

EXHIBIT B
to Collateral Trust Agreement

[Form of]
Collateral Trust Joinder – Additional Debt

Reference is made to the Collateral Trust Agreement, dated as of March 22, 2018 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among CSI Compressco LP, a Delaware limited partnership (the “Company”), CSI Compressco Finance Inc., a Delaware corporation (“Finance Corp” and together with the Company, the “Issuers”), the other Grantors from time to time party thereto, U.S. Bank National Association, as Indenture Trustee (as defined therein), and U.S. Bank National Association, as Collateral Trustee (as defined therein). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional Priority Lien Debt under the Collateral Trust Agreement.

[1.

Joinder. The undersigned, _____________________, a _________________, (the “New Representative”) as [trustee, administrative agent, collateral agent] under that certain [describe applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as a Priority Lien Representative under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.][3]

[2.]Additional Secured Debt Designation

The undersigned, on behalf of itself and each holder of Obligations in respect of the [Additional Notes][Series of Priority Lien Debt] for which the undersigned is acting as Priority Lien Representative hereby agrees, for the enforceable benefit of all Priority Lien Secured Parties and each existing and future holder of Priority Liens and as a condition to being treated as Priority Lien Debt under the Collateral Trust Agreement that:

(b)subject to Section 3.4 of the Collateral Trust Agreement, all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by any Issuer or any other Grantor to secure any Obligations in respect of any [Additional Notes][Series of Priority Lien Debt], whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably;

(c)the undersigned, on behalf of itself and each holder of Obligations in respect of the [Additional Notes][Series of Priority Lien Debt] for which the undersigned is acting as Priority Lien Representative, hereby consents to and agrees to be bound by the provisions of the Intercreditor Agreement, if any, the Collateral Trust Agreement and the other Security Documents, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from the enforcement of Priority Liens; and

(d)the undersigned, on behalf of itself and each holder of Obligations in respect of the [Additional Notes][Series of Priority Lien Debt] for which the undersigned is acting as Priority Lien Representative, hereby appoints the Collateral Trustee to serve as collateral trustee under the Security

[3]	Delete if Additional Priority Lien Debt constitutes Additional Notes.

B-1

Documents on the terms and conditions set forth therein and hereby consents to the performance by the Collateral Trustee of, and directs the Collateral Trustee to perform its obligations under the Collateral Trust Agreement, the Security Documents and the Intercreditor Agreement, if any.

[3.] Governing Law and Miscellaneous Provisions.  The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of ___________________, 20____.

[insert name of the new representative]

Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the [New Representative][Trustee] and the holders of the Obligations represented thereby:

[________________________________]

By:
Name:
Title:

B-2

EXHIBIT C
to Collateral Trust Agreement

[Form of]
Collateral Trust Joinder – Additional Grantor

Reference is made to the Collateral Trust Agreement, dated as of March 22, 2018 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among CSI Compressco LP, a Delaware limited partnership (the “Company”), CSI Compressco Finance Inc., a Delaware corporation (“Finance Corp” and together with the Company, the “Issuers”), the other Grantors from time to time party thereto, U.S. Bank National Association, as Indenture Trustee (as defined therein), and U.S. Bank National Association, as Collateral Trustee (as defined therein). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.17 of the Collateral Trust Agreement.

1.Joinder.  The undersigned, ___________________, a ___________________, hereby agrees to become party as a Grantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2.Governing Law and Miscellaneous Provisions.  The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of _________________, 20____.

[___________________________________]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Grantor:

[________________________________]

By:
Name:
Title:

C-1

EXHIBIT D
to Collateral Trust Agreement

[Form of]
Intercreditor Agreement

[Attached.]

D-1